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                                                                   EXHIBIT 10(E)

                                    FORM OF
                              EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT, dated as of May 1, 1997, between Business Information Systems, Inc., an Indiana corporation with offices at 137 Chambeau Road, Suite 1, Fort Wayne, IN 46805 (the "Company"), and Joseph J. Porfeli, an individual residing at 109 Bremen Lane, McMurray, PA, ("Employee").

    The company desires to engage Employee to perform services for the Company and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

    1. Term. The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing on May 1, 1997 and ending May 1, 2000, or such shorter period as may be provided for herein. The period beginning on May 1, 1997 and ending on May 1, 2000 is referred to as the "Initial Term". This Agreement shall automatically renew at the end of the Initial Term, and on each successive anniversary of the end of the Initial Term, in each case if the Agreement has not previously expired or been terminated, for successive additional one year terms (each, a "Renewal Term"), provided, that either the Company or Employee may cause such automatic renewal not to occur by giving notice to the other party not less than six months prior to the end of the Initial Term or Renewal Term, as applicable. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period".

    2. Duties and Services. During the Employment Period, Employee shall be employed in the business of the Company as its CEO. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company or its designee. Employee agrees to his employment as described in this Section 2 and agrees to devote a minimum of 40 hours per week of his working time and efforts to the performance of his duties under this Agreement, excepting disabilities, illness, and vacation time as provided by Section 3(d). In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the business require.

    3.   Compensation and Other Benefits.

         (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal semi-monthly installments at the annual rate of $175,000.




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         (b)  Employee's salary rate shall be reviewed annually by the Board of
Directors. Upon such review, Employee's salary may be adjusted upwards to such rate as shall be considered appropriate and fixed by the Board of Directors, taking into account economic conditions, competitive conditions within the industry, the financial condition, operations, and prospects of the Company, and Employee's performance and salary. In addition, Employee shall be entitled to receive such bonuses as the Board of Directors of the Company may, in its sole discretion, award from time to time.

         (c) Employee shall to entitled to participate in all group health Insurance programs and all other fringe benefit or retirement plans or additional compensation which the Company may hereafter, in its sole and absolute discretion, elect to make available to its employees generally, provided Employee meets the qualifications therefor, but the Company shall not be required to establish any such program or plan or otherwise to pay any such additional compensation.

         (d) Employee shall be entitled to three weeks of vacation per year of the Employment Period. Each year's vacation allowance shall vest in full at the beginning of that year.

    4. Expenses. Employee shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

    5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under to contractual or other restriction or obligation which is inconsistent with the execution of this Agreement the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

    6.   Non-Competition.

         (a) In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customer, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees that he will not during the Employment Period and for two years thereafter Participate In (hereinafter defined in this Section 6) any other business or organization, which is or shall

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then be competing with or of a nature similar to the business of the Company;
provided, however, that the provisions of this Section 6 will not be deemed breached merely because Employee owns not more than 5% of the outstanding common stock or other equity or debt securities of a corporation, if, at the time of its acquisition by Employee, such securities are listed on a national securities exchange, reported on NASDAQ, or regularly traded in the over-the-counter market by a member of a national securities exchange. The term "Participate In" shall mean "engage in as a principal, partner, director, officer, agent, employee, consultant or otherwise, or be financially interested in".

         (b) During the Employment Period and for one year thereafter, Employee will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees.

         (c) Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this
Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced from such restriction shall then be enforceable in the manner contemplated hereby.

    7. Patents, etc. Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which Employee now or hereafter during the Employment Period may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) being engaged or conceived of or developed utilizing the time, material, facilities, or proprietary information of the Company ("Such Inventions") shall belong to the Company; as soon as Employee owns, conceives of, or develops any such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances

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arising from the acts of Employee ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the company shall determine.

    8. Confidential Information. All Confidential Information which Employee may now possess, may obtain during of after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without the prior written permission of the Company. Employee shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this Section 8, "Confidential Information" means confidential or other proprietary information that is received or produced or developed by employee (including, without limitation, software designs and code, product specifications and documentation, business and product plans, customer lists and other confidential business information) and that is generated by or utilized in the operations of the Company. Confidential Information does not include information which becomes public knowledge without any action by employee or without employee involvement.

    9. Life Insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit to obtain life insurance on the life of the Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of Pittsburgh.

    10. Termination. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period:

         (a) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, as determined by the Board of Directors, (ii) Employee shall be convicted of a crime of moral turpitude or a felony, (iii) Employee shall breach any fiduciary duty to the Company, or (iv) Employee shall breach any material term of this Agreement and fail to correct such breach within 10 days after notice by the Company to Employee of his commission of the same, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier

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than 10 days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified, or

         (b) If the Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his compensation at the rate then provided pursuant to Sections 3(a) and 3(b) to the date on which termination shall take effect; provided, however, that if this Agreement is terminated as a result of Employee's death, and if the Company shall not at the date of such death be providing life insurance coverage for the benefit of Employee's estate, Employee's estate shall be entitled to receive a payment in the amount of Three months' compensation at the rate then provided pursuant to Section 3(a) and 3(b).

Nothing contained in this Section 10 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

    11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment as provided herein.

    12. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

    13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested; or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 14. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

    14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or



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deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

    15. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the company and its successors and those who are its assigns under
Section 11.

    16. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 16).

    17. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    18. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws.

    IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first above written.


Employee                                               Company

                                             By:
------------------------                        ----------------------------

                                           Name:
                                                ----------------------------

                                          Title:  President
                                                ----------------------------



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